[Conformed]





                  FIRST PV FUNDING CORPORATION,


              PUBLIC SERVICE COMPANY OF NEW MEXICO


                               and


                         CHEMICAL BANK,
                           as Trustee

                         --------------


                   1994 SUPPLEMENTAL INDENTURE

                    dated as of June 8, 1994

                               to

                   COLLATERAL TRUST INDENTURE

                  dated as of December 16, 1985


                  -----------------------------


           Making Provision for a Corrective Amendment
                        to the Indenture






              PALO VERDE NUCLEAR GENERATING STATION

          1994 SUPPLEMENTAL INDENTURE dated as of June 8, 1994 among FIRST PV FUNDING CORPORATION, a Delaware corporation (the
Company), PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (PNM), and CHEMICAL BANK, a New York banking corporation, as trustee (the Trustee).

          WHEREAS, the Company and PNM have heretofore executed and delivered to the Trustee an indenture dated as of December 16, 1985 (the Original Indenture) to provide for the issue from time to time of the Company's debentures, notes or other evidences of indebtedness to be issued in one or more series (the Securities);

          WHEREAS, Section 11.01 of the Original Indenture provides, among other things, that PNM, the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Securities of any series as permitted by Sections 2.01 and
2.03 of the Original Indenture;

          WHEREAS, PNM and the Company heretofore executed and delivered the Series 1986A Bond Supplemental Indenture dated as of July 15, 1986 (the Series 1986A Supplement) to the Trustee, and the Company issued thereunder a series of Securities designated "Lease Obligation Bonds Series 1986A" (the 1986A Bonds) in the original aggregate principal amount of $253,677,000;

          WHEREAS, PNM and the Company heretofore executed and delivered the Series 1986B Bond Supplemental Indenture dated as of November 18, 1986 (the Series 1986B Supplement), and the Company issued thereunder a series of Securities designated "Lease Obligation Bonds, Series 1986B" (the 1986B Bonds) in the original aggregate principal amount of $460,000,000;

          WHEREAS, on June 1, 1994 $210,331,000 of 1986A Bonds and $424,986,000 of 1986B Bonds were the only Securities Outstanding under the Original Indenture as heretofore supplemented and amended (the Original Indenture, as heretofore supplemented and amended and as amended by this 1994 Supplemental Indenture, being hereinafter called the Indenture);

          WHEREAS, Section 11.01 of the Original Indenture provides that the Company and the Trustee may, without consent of the Holders of any Securities, enter into an indenture supplemental to the Original Indenture to cure a defective provision in the Original Indenture provided such action does not adversely affect the interest of the Holders of the Securities;

          WHEREAS, the Company desires to make the amendment to
Section 7.01 of the Original Indenture set forth in Section 1.01 of this 1994 Supplemental Indenture;

          WHEREAS, the Company and PNM have determined that the amendment to Section 7.01 of the Original Indenture cures a defective provision in the Original Indenture in a manner which does not adversely affect the interest of the Holders of the Securities; and

          WHEREAS, all acts and things necessary to constitute these presents a valid and binding supplemental indenture and agreement according to its terms have been done and performed, and the execution of this 1994 Supplemental Indenture has in all respects been duly authorized, and the Company and PNM, in the exercise of legal right and power in them vested, execute this 1994 Supplemental Indenture:

          NOW, THEREFORE, THIS 1994 SUPPLEMENTAL INDENTURE
WITNESSETH:

                           ARTICLE ONE

                 AMENDMENT TO ORIGINAL INDENTURE
                         WITHOUT CONSENT

          SECTION 1.01.  Amendment to Original Indenture.

          The first and second paragraphs of Section 7.01 of the Original Indenture are designated paragraphs "(a)" and "(b)", respectively. There is added to the Original Indenture the following provision:

          "(c) Pursuant to the Series 1986A Series
     Supplemental Indenture dated as of July 15, 1986 (the Series 1986A Supplement), the Company issued a series of Securities designated "Lease Obligation Bonds Series 1986A" (the Series A Bonds), of which, on June 1, 1994 two Stated Maturities of principal remain outstanding:
     July 15, 1996 and January 15, 2014.  Paragraph (b) of
     Section 7.01 of the Original Indenture to the contrary notwithstanding, in the event that there shall have been any partial redemption of Series A Bonds of a particular Stated Maturity of principal (other than pursuant to the Sinking Fund), the Sinking Fund payments thereafter to be made with respect to such Series A Bonds shall be adjusted as follows. The Company shall first identify all related Pledged Lessor Notes (as defined in Article II of Series 1986A Supplement and identified in Schedule 2 thereto) having the same maturity as the Series A Bonds of such particular Stated Maturity of principal redeemed, if any, which are outstanding following such redemption; provided, however, that for purposes of this Section 7.01(c), any such Pledged Lessor Notes with a maturity subsequent to January 15, 2010 shall be deemed to have a maturity of January 15, 2014. Having identified all such outstanding Pledged Lessor Notes (the Outstanding Notes), the Company shall determine the dates on which the principal of such Outstanding Notes is to be amortized (the Scheduled Amortization Dates). The amount of the Sinking Fund payment scheduled to be made on each Sinking Fund Date subsequent to the date of such partial redemption shall then be adjusted to equal the aggregate principal amount of all Outstanding Notes scheduled to be amortized on the Scheduled Amortization Date corresponding to such Sinking Fund Date. All such adjustments in respect of Sinking Fund payments on a Sinking Fund Date shall be rounded to the nearest $1,000, and shall be subject to necessary further adjustment so that the total amount of such reduction is at least equal to the total principal amount of Series A Bonds redeemed pursuant to such partial redemption. Having made the calculations required by the preceding two sentences, the Company shall deliver to the Trustee a Company Request not later than 30 days following any partial redemption of Series A Bonds (other than pursuant to the Sinking
     Fund), setting forth (x) the schedules of principal amortization of all related Outstanding Notes having the same maturity as the Stated Maturity of principal of the Series A Bonds redeemed and (y) a revised schedule of Sinking Fund payments applicable to Series A Bonds having the same Stated Maturity of principal as the Series A Bonds redeemed. The Trustee may rely on such Company Request and shall have no duty with respect to the adjustments set forth therein other than to make them available for inspection by a Holder of Series A Bonds at the Corporate Trust Office upon reasonable notice."

          SECTION 1.02.  Effectiveness.

          (a) The amendments to the Original Indenture specified in
Section 1.01 shall become effective for all purposes of the Indenture, without necessity for further act by or notice to PNM, the Company or the Trustee, upon the execution and delivery of this 1994 Supplemental Indenture by the Trustee.

          (b) Upon the effectiveness of the amendments to the Original Indenture specified in Section 1.01, the Original Indenture shall, as provided in Section 11.05 thereof, be modified accordingly and such amendments shall form a part of the Indenture for all purposes and every Holder of 1986A Bonds shall be bound thereby.

                           ARTICLE TWO

                          MISCELLANEOUS

          SECTION 2.01.  Execution as Supplemental Indenture;
Definitions.

          This 1994 Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this 1994 Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms herein is in accordance with the definitions contained in the Original Indenture.

          SECTION 2.02.  Responsibility for Recitals, etc.

          The recitals contained herein shall be taken as the statements of the Company and PNM, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this 1994 Supplemental Indenture.

          SECTION 2.03.  Provisions Binding on Successors.

          All the covenants, stipulations, promises and agreements in this 1994 Supplemental Indenture contained by or on behalf of the Company or PNM shall bind its successors and assigns, whether so expressed or not.

          SECTION 2.04.  New York Contract.

          This 1994 Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state.

          SECTION 2.05.  Counterparts.

          This 1994 Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
          IN WITNESS WHEREOF, the Company, PNM and the Trustee have caused this 1994 Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.

                         FIRST PV FUNDING CORPORATION

[CORPORATE SEAL]

                         By  /s/ M.A. Ferrucci
                             -------------------------
                              M.A. Ferrucci
                              President

Attest:

/s/ Kim E. Luthans
- ----------------------
Assistant Secretary

                         PUBLIC SERVICE COMPANY
                           OF NEW MEXICO

[CORPORATE SEAL]

                         By /s/ M.J. Marzec
                            -------------------------
                                   M.J. Marzec
                                   Treasurer

Attest:

/s/ D.A. James
- ---------------------
Assistant Secretary

                         CHEMICAL BANK,
                           as Trustee

[CORPORATE SEAL]

                         By /s/ T.J. Foley
                            -------------------------
                                   T.J. Foley
                                   Vice President

Attest:

/s/ P. Morabito
- ------------------------
Senior Trust Officer